UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HESS CORPORATION

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DELIVERING SHAREHOLDER VALUE

APRIL 2013

Forward-Looking Statements and Other Information

This presentation contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and

Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risk factors. A discussion of these risk factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission.

We use certain terms in this presentation relating to reserves other than proved, such as unproved resources. Investors are urged to consider closely the disclosure relating to proved reserves in Hess’ Form 10-K, File No.1-1204, available from Hess Corporation, 1185 Avenue of the

Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com. You can also obtain this form from the SEC on the EDGAR system.

Important Additional Information

Hess Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Hess shareholders in connection with the matters to be considered at Hess’ 2013 Annual Meeting. Hess has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission in connection with the 2013 Annual Meeting. HESS

SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE

PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Hess with the

SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Hess’ website at www.hess.com, by writing to Hess Corporation at 1185 Avenue of the Americas, New York, NY 10036, by calling Hess’ proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885 or by email at hess@mackenziepartners.com.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.

THE HESS VALUE PROPOSITION

Culmination of Our Transformation: A Focused Pure Play E&P Company

Pure Play E&P Company

• Focused, higher growth, lower risk portfolio

• Divest Indonesia and Thailand

• Pursue monetization of Bakken midstream assets (2015)

Exit Downstream

• Divest Retail

• Divest Energy Marketing

• Divest Energy Trading (Hetco)

Return Capital to Shareholders and Retain Financial Flexibility to Fund Growth

• Increased annual dividend by 150% to $1.00 per share, effective in the third quarter of 2013

• Authorized share repurchase program of up to $4.0 billion

• Additional share repurchases from the monetization of Bakken midstream assets

The Right Board to Drive Shareholder Value

• Six new world class independent Directors with the right mix of corporate leadership, operational and financial expertise, and top level E&P experience

These actions are the culmination of our transformation into a focused, higher growth, lower risk, pure play E&P company

Culmination of Strategic Transformation

HESS

Integrated Oil Company — **5-YEAR TRANSFORMATION** — **Pure Play E&P Company**

	Phase I	Phase II	Phase III
	Jan 1, 2010	July 25, 2012	March 4, 2013
Focusing Upstream	▪ Bakken (added 250,000 net acres) ▪ Utica (added 185,000 net acres) ▪ Swapped for and acquired additional Valhall equity (Norway) for non-core Clair (UK) & Gabon assets ▪ Asset sales ($1.7 billion) • Jambi Merang • UK Gas Assets • Snorre • Cook and Maclure • Snohvit • Schiehallion • Bittern	▪ Announced three-prong strategy • Shale • Exploitation • Focused exploration ▪ Additional asset sales ($1.5 billion) • Beryl • Azerbaijan ▪ Sales in progress • Eagle Ford • Russia ▪ Reduced spending • Upstream capex down 17% in 2013 • Exploration spending down 29% in 2013	▪ Additional asset sales • Indonesia • Thailand ▪ Bakken midstream monetization ▪ Additional reduction in capital expenditures and exploration spend **5-Year 5-8% CAGR on Production (2012 Pro Forma - 2017)** **Mid-Teens Aggregate Production Growth (2012 Pro Forma - 2014)**
Exiting Downstream	▪ Closed HOVENSA joint venture refinery in St. Croix, U.S. Virgin Islands	▪ Exited refining with closure of Port Reading refinery ▪ Selling terminal network	▪ Complete exit of downstream • Retail • Energy Marketing • Energy Trading (Hetco)

We applaud the progress made by HES thus far…

— Cowen, April 3, 2013

5

The Market Recognizes That Our Plan is Working

Hess’ share price increased 34%, outperforming all proxy peers, from our July 25, 2012 strategy update to the last trading day before the announcement of the planned sale of our terminal network

E&P Proxy Peers

Integrated Proxy Peers

Stock Price Performance (%)

34% 33%

31%

21%

18%

E&P Proxy Peers Median: 12%

12%

3% 2% 0%

-3%

27%

14% Integrated Proxy Peers Median: 9.5%

10% 9%

8%

6%

HES MRO EOG MUR APC COP TLM APA OXY DVN

TOT STL BP CVX XOM RDS

Hess has delivered total returns of nearly 400% and outperformed the S&P 500 – the gold standard benchmark index – by over 75% since 1995, the year John Hess became CEO

Hess has outperformed its integrated proxy peers by nearly 200% over the past decade and in excess of 20% over the past year

Source: Bloomberg as of March 28, 2013

Note: Share price performance from 24-Jul-2012 (business day prior to 25-Jul-2012 strategy articulation) through 25-Jan-2013 (business day prior to the announcement of the planned divestiture of terminal network and Elliott’s position).

HESS:

A PURE PLAY E&P COMPANY

Hess:

A Pure Play E&P Company Driving Shareholder Value

1 Focused Portfolio

• 78% of reserves and 84% of production in five key areas

2 Higher Growth, Lower Risk

• 5-year 5-8% CAGR on production (2012 pro forma – 2017)

• Mid-teens aggregate production growth (2012 pro forma – 2014)

• Growth driven by Bakken, Valhall, Tubular Bells, and North Malay Basin

3 Levered to Oil Prices

• Highest percentage (79%) of proved reserves that are liquids based among our peers

• Estimated 85% of 2013 pro forma crude oil production is Brent linked

4 Technical Breadth, Cost Efficient, Globally Capable

• Among the leaders in drilling and completion costs in the Bakken

• Global operator, selected by leading oil & gas companies and host governments on major projects

5 Retaining Financial Flexibility, Allocating Capital Efficiently, and Returning Capital to Shareholders

• Increasing annual dividend

• Share repurchase program funded by asset sales

• Financial flexibility to fund lower risk reserve and production growth and drive shareholder value

6 The Right Board to Drive Shareholder Value

• Hess’ management and Board of Directors have built the Company’s world class asset portfolio and led the strategic transformation that has been delivering shareholder value

• To lead the transformed Hess forward we are adding six new world class independent Directors with the right mix of corporate leadership, operational and financial expertise, and top level E&P experience

E&P Portfolio Focused on Five Key Areas

78% of Reserves / 84% of Production

Bakken

19% Prod. 23% Res.

Deepwater Gulf of Mexico

23% Prod. 11% Res.

Utica

Tubular Bells

Valhall / South Arne

8% Prod.

28% Res.

Ghana

Equatorial Guinea

17% Prod.

5% Res.

JDA

17% Prod. 11% Res.

North Malay Basin

Pro Forma Metrics¹

2012A Production (MBoe/d) 289 2012A Reserves (MMBoe) 1,310 2013E Production (MBoe/d) 290 – 305

Near Term Growth Areas Longer Term Growth Areas

¹ Snohvit field, Schiehallion, Azerbaijan assets, Russia subsidiary (Samara Nafta), Eagle Ford, Bittern, Beryl area, Indonesia and Thailand assets assumed sold as of January 1, 2012.

2 A Higher Growth, Lower Risk Portfolio to Deliver Results

HESS

5-Year 5-8% CAGR on Production (2012 Pro Forma – 2017)

Near Term	BAKKEN SHALE	▪ A leading acreage position in the premier United States shale oil play ▪ Estimated production of 64 – 70 MBoe/d in 2013 (up 15 – 25% from 2012) ▪ Goal of net production ~120 MBoe/d by mid-decade
Near Term	VALHALL FIELD (NORWAY)	▪ Hess 64% W.I. with net production 24 – 28 MBoe/d in 2013 ▪ Goal of net production ~75 MBoe/d ▪ Redevelopment complete in Q1 2013 and multi-year drilling program to commence in 2013
Longer Term	TUBULAR BELLS (GULF OF MEXICO)	▪ Hess 57% W.I. and operator with first production targeted in 2014 ▪ Anticipated peak annual net production rate of ~25 MBoe/d
Longer Term	NORTH MALAY BASIN	▪ Hess 50% W.I. and operator with first production of ~40 MMcf/d targeted in Q4 2013 ▪ Goal of net production ~125 MMcf/d ▪ Gas production linked to fuel oil price in Singapore with PSC through 2033
Longer Term	UTICA SHALE	▪ Attractive position in emerging unconventional play ▪ Focus in 2013 on delineation of our acreage with ~30 wells planned
Longer Term	GHANA	▪ Seven discoveries to date, including Pecan and Pecan North announced in Q4 2012 and Q1 2013 ▪ Hess 90% W.I. and operator ▪ Company to submit an appraisal plan to the Ghanaian government for approval on or before June 2013. In parallel, Hess has begun pre-development studies on the block

Pro Forma for Announced Asset Sales Cash Margin Expected to Increase by $5 per Boe

10

3 The Leading Oil-Linked Asset Base

2013E Hess Production Pro Forma

U.S. Gas 6%

Int’l Gas 18%

Crude 76% Oil 69% (85%

NGLs Liquids

Brent 7% linked)

79%

77%

72%

69%

Based 62%

Liquids 56%

are

that

Reserves

of

Percentage

HES MRO OXY MUR COP EOG

PF

51%

47% 46%

30%

APA DVN APC TLM

Source: SEC filings, company annual reports, and company press releases

Note: Percentage of reserves that are liquids based for peers calculated as per 2012 year-end SEC filings. TLM is calculated as per its 2011 annual report, pro forma for the sale in 2012 of a 49% stake in its UK North Sea business.

4 Hess: Driving Performance in the Bakken

Reducing Bakken Well Costs…

45 Drilling Performance: Spud-to-Spud Days

36

34

33

31 32

29 28

2011 2011 2011 2011 2012 2012 2012 2012

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

$ 13 $ 13 $ 13 2012 Drilling & Completion Costs ($mm)

$ 12

$ 11 $ 11

$ 10 $ 10

$ 9 $ 9 $ 9 $ 9

$ 7

$ 8 $ 8 $ 6

$ 5 $ 5 $ 4 $ 5

$ 4 $ 4 $ 4 $ 4

$ 6 $ 6 $ 6 $ 6 $ 6

$ 5 $ 5 $ 5 $ 5 $ 5 $ 5 $ 5

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec

Drilling Costs Completion Costs

…While Increasing Bakken Production

30-Day Initial Production Rate

30-Day Initial Production Rate (Boe/d)

1600

1400

1200

1000

800

600

400

200

0

Hess Wells

Peer Wells

Hess Completed 10 of the Top 25 Wells in the Bakken in 2012

Net Daily Production (Mboe/d)

2008 Q15 2008 Q26 2008 Q37 2008 Q49 2009 Q19 2009 Q2 10 2009 Q3 11 2009 Q4 12 2010 Q1 12 2010 Q2 14 2010 Q3 16 2010 Q4 18 2011 Q1 25 2011 Q2 25 2011 Q3 32 2011 Q4 38 2012 Q1 42

2012 Q2 55 2012 Q3 62 2012 Q4 64

Source: NDIC Database at 1/24/13

4 Hess Has Reduced Well Costs by 30% in 2012

2012 Q4 Bakken Drilling & Completion Costs ($mm / well)

$ 10.0

$ 9.4

$ 9.0

Proxy Peers Bakken Hess Pure Play Peers 2012 Q4

It is this issue that underlines our view that as an operator’ Hess has consistently bettered well results of many of its peers, in stark contrast to the premise presented by Elliott.

• — Bank of America Merrill Lynch, April 1, 2013

Source: Bakken drilling and completion cost data for Hess represents actual Q4 2012 drilling and completion costs per well. Peer costs represent peer estimated Q4 2012 pre-drill costs provided to Hess for wells where Hess has an ownership interest but is not an operator. Peer groups based on a weighted average of well costs based on total number of wells balloted. Proxy Peers include XOM/XTO, STL/BEXP, COP, OXY, and EOG. Bakken Pure Play Peers include CLR, OAS, and KOG.

4 Technical Breadth, Cost Efficient, and Globally Capable

Chosen by leading international oil companies, national oil companies, and host governments to operate major new oil & gas developments

• Chevron endorsed Hess as operator of the $2.3 billion

Tubular Bells offshore deep water Gulf of Mexico development

• PETRONAS selected Hess as operator of the $2.9 billion North Malay Basin offshore development

Realizing synergies from the transfer of technical skills and operating capabilities globally

• Bakken hydraulic fracturing expertise utilized in Malaysia/Thailand Joint Development Area

• Managed pressure drilling and geo-steering experience in South Arne (Denmark) utilized in Utica shale play

• Gulf of Mexico deep water expertise has driven Hess’ recent drilling success in Ghana and Equatorial Guinea

• High pressure and high temperature experience in Gulf of Mexico is being deployed in the North Malay Basin and other international assets

4 Hess: "Execution Has Clearly Been Outstanding"*

What We Promised	What We've Delivered			
Best in Class Operator	**Announced**	**Announcement Date**	**Completed Date**	**Comments**
Best in Class Bakken D&C Costs	✓	Mar-2013	In Progress	• Reduced well costs by 30% in 2012 to below Bakken proxy and pure play peer median
Decrease Total Upstream Capex	✓	Mar-2013	In Progress	• Upstream capital expenditures down 17% in 2013
Decrease Exploration Capex	✓	Mar-2013	In Progress	• Exploration spending down 29% in 2013
Cost Reduction Program	✓	Mar-2013	In Progress	• Announced in April 2013 in consultation regarding London office in accordance with ongoing cost reduction program.
Focus on All Shareholders	**Announced**	**Announcement Date**	**Completed Date**	**Comments**
Pay Down Debt / Create Cash Cushion	✓	Mar-2013	In Progress	• Initial portion of divestiture proceeds to pay down debt while providing a cash cushion of an additional $1.0 billion against commodity price volatility; retain flexibility to fund lower risk reserve and production growth to drive shareholder value
Increase Common Stock Dividend	✓	Mar-2013	Pending	• Increased common stock dividend 150% to $1.00 per share annually, effective Q3 2013
Repurchase Shares	✓	Mar-2013	Pending	• Board authorized share repurchase program of up to $4 billion, dependent upon proceeds from divestiture program
Add World-Class Directors to Hess Board	✓	**Mar-2013**	**Shareholder Vote**	• **Identified six new world-class, independent Directors who believe in the value creation opportunities of the transformed Hess**

15

*Asit Sen, Cowen, April 3, 2013

4 Hess:
"Execution Has Clearly Been Outstanding"*

HESS

	What We Promised	What We've Delivered		
	Become a Focused Pure Play E&P Company	Announced	Terms Agreed Date	Completed Date
Phase I	Divest Snohvit	✓	Nov-2011	Dec-2011
Phase I	Divest Bittern	✓	Feb-2012	Oct-2012
Phase I	Divest Schiehallion	✓	May-2012	Sep-2012
Phase II	Divest Beryl	✓	Oct-2012	Jan-2013
Phase II	Divest Azerbaijan (ACG)	✓	Sep-2012	Mar-2013
Phase II	Divest Eagle Ford	✓	Mar-2013	In Progress
Phase II	Divest Russia (Samara-Nafta)	✓	Apr-2013	In Progress
Phase II	Divest Terminal Network	✓	In Progress	
Phase III	Divest Indonesia & Thailand	✓	In Progress	
Phase III	Divest Retail	✓	In Progress	
Phase III	Divest Energy Marketing	✓	In Progress	
Phase III	Divest Energy Trading (Hetco)	✓	In Progress	
Phase III	Bakken Midstream Assets	✓	Preparing	

Phase I: $1.7 billion total in asset sales
YTD 2013: $3.4 billion in proceeds (announced or completed)

16

*Asit Sen, Cowen, April 3, 2013

Retaining Financial Flexibility, Allocating Capital 5 Efficiently, and Returning Capital to Shareholders

Retaining financial flexibility to fund future growth

• Initial portion of the divestiture proceeds will be used to pay down short term debt, provide a cash cushion of an additional $1.0 billion against future commodity price volatility, and fund the development of our focused growth projects

Allocating capital efficiently

• Capital investments focused on higher growth, lower risk assets

• Substantial reductions in capital and exploration expenditures

- Upstream capital expenditures down 17% in 2013

- Exploration spending down 29% in 2013

- Further decrease in capital expenditures planned in 2014

- Additional cost reduction program underway

Returning capital to shareholders

• Increased common stock dividend 150% to $1.00 per share annually, effective third quarter of 2013

• Authorized share repurchase program of up to $4.0 billion

- Actual amount and timing of share repurchases dependent upon proceeds from divestiture program

• We expect to return additional capital to shareholders as a result of monetizing the Bakken midstream assets, expected 2015

6 The Right Board to Drive Shareholder Value

We have identified a team of outstanding and experienced leaders with substantial E&P and business experience to help execute the next phase of our value plan

JOHN KRENICKI JR.—50

Former Vice Chairman of GE; President and Chief Executive Officer of GE Energy

Mr. Krenicki recently joined private equity firm Clayton, Dubilier & Rice in 2013 after 29 years in senior leadership roles at GE, including as Vice

Chairman. While leader of GE Energy, the unit doubled in size and profitability and became GE’s largest business – with revenue increasing from $22 billion in 2005 to over $50 billion in 2012. His responsibilities included oversight of GE’s Oil & Gas, Power & Water, and Energy management businesses, which employ more than 100,000 people in over 165 countries. Mr. Krenicki is one of America’s top corporate executives with a strong track record of success, experience, and leadership in operations, oil and gas, and energy. His experience leading large scale initiatives and operations across a global energy portfolio will add important perspective to the Hess Board as the Company completes its transformation to a pure play E&P company.

DR. KEVIN MEYERS—59

Former Senior Vice President of E&P for the Americas, ConocoPhillips

Dr. Meyers ran Exploration and Production in the Americas for ConocoPhillips, where he oversaw 6,000 employees and a $6 billion annual capital program, and was responsible for reorganizing and driving business value in the Americas E&P portfolio. Dr. Meyers drove the reconfiguration of the company’s upstream portfolio in North America, divesting $6 billion of low growth, low margin assets and focusing capital into emerging shale plays. He spearheaded the company’s development of the Eagle Ford, moving it from exploration to a twelve-rig development program in under a year, and increased investment in both the Permian Basin and the Bakken. Dr. Meyers has over 30 years of experience in exploration and production, both domestic and international. Based on this experience, Dr. Meyers will bring to the Hess Board decades of managing cost-efficient E&P operations in geographies directly relevant to Hess’ focused E&P portfolio.

JAMES H. QUIGLEY—61

Former Chief Executive Officer, Deloitte

Mr. Quigley led Deloitte, one of the world’s largest accounting and consulting firms. During his 38 years at Deloitte, he was a trusted consultant on strategic leadership and operating matters to senior management teams of multinational companies across industries. As CEO, he was responsible for the consulting, tax, audit, and financial advisory practices of Deloitte, and as an advisor and consultant, helped guide major strategic initiatives at many companies. In 2012, Mr. Quigley was named Trustee of the International Financial Reporting Standards (IFRS) Foundation, the oversight body of the

International Accounting Standards Board (IASB). He will bring to the Hess Board significant global leadership experience and knowledge of financial, tax and regulatory matters that are relevant to Hess operations.

6 The Right Board to Drive Shareholder Value

We have identified a team of outstanding and experienced leaders with substantial E&P and business experience to help execute the next phase of our value plan

FREDRIC REYNOLDS—62

Former Executive Vice President and Chief Financial Officer, CBS Corporation

Mr. Reynolds was Executive Vice President and Chief Financial Officer of CBS Corporation and its predecessors from January 1994 until his retirement in August 2009. While at CBS, Mr. Reynolds managed the company’s transformation, beginning with the acquisition by Westinghouse of CBS in 1995, followed by the Viacom-CBS merger of 2000 and the subsequent spin-out of MTV Networks, since renamed Viacom. During his tenure as CFO of CBS, shareholders experienced substantial share appreciation and return of capital. Mr. Reynolds is also the lead independent director at AOL Inc.

Mr. Reynolds will bring to the Hess Board his substantial experience as a CFO with a successful track record of financial oversight, leading a successful transformation, returning capital, and delivering long term returns.

WILLIAM SCHRADER—55

Former Chief Operating Officer, TNK-BP Russia

Mr. Schrader was a senior leader of many of BP’s most important E&P businesses, including serving as President of BP Azerbaijan – one of BP’s most valued assets – and most recently served as COO of TNK-BP, which comprised 27% of BP’s reserves and 29% of BP’s production. During his tenure as President of BP Azerbaijan, production increased from 240,000 bpd to over 950,000 bpd while operating costs were reduced from $7/bbl to $4/bbl.

He also was responsible for all of BP’s E&P business in Indonesia including the Tangguh LNG business. Mr. Schrader is an outstanding E&P executive responsible for transforming BP’s best and most valued E&P assets, and will bring to the Board his experience as a disciplined

E&P operator with expertise in production sharing structures, government relations, and delivering returns.

DR. MARK WILLIAMS—61

Former Executive Committee Member, Royal Dutch Shell

Dr. Williams worked for over 30 years at Shell, including more than 17 years in Shell’s E&P and upstream business, serving most recently as a member of the Executive Committee of Royal Dutch Shell, where he was of the top three operating executives collectively responsible for all strategic, capital, and operational matters. Most recently, as Downstream Director, Dr. Williams oversaw $400 billion in revenues and approximately 55,000 people, generating $5.3 billion in profit annually, and redirected a $6 billion annual investment into the higher growth markets of China and Brazil, while strengthening Shell’s position in key hubs in the U.S. Gulf Coast and Singapore. His experience as part of an executive group with ultimate strategic responsibilities for the overall direction of one of the world’s largest oil & gas companies will add invaluable insight to Hess’

Board.

Hess Transformed:

A Pure Play E&P Company Driving Shareholder Value

1 Focused Portfolio

2 Higher Growth, Lower Risk

3 Levered to Oil Prices

4 Technical Breadth, Cost Efficient, and Globally Capable

5 Retaining Financial Flexibility, Allocating Capital Efficiently, and

Returning Capital to Shareholders

6 The Right Board to Drive Shareholder Value

Management is doing all the right things…the outlook has never been better.

— Bank of America Merrill Lynch, January 31, 2013

Research Analysts Support Hess’ Transformation… And Reject Elliott’s Plan

With $3.4 Bn in announced proceeds, execution has been outstanding thus far – particularly as it relates to timing.

— Cowen, April 3, 2013

Our long standing view on the shares is that Hess has provided line of sight for investors that provides a route to release value and underlines a balanced growth outlook that is competitive versus peers. To separate the company in two introduces unnecessary risks and a level of uncertainty that reasonably impacts our current view of the investment case.

• — Bank of America Merrill Lynch, April 1, 2013

Hess appears to be drilling one of the best portfolios of wells in the industry according to our analysis.

• — Discern, March 27, 2013

In short…we do not believe that [Elliott’s] plan provides the best path forward. In our view, Hess’s own plan makes more sense.

• — Argus, March 27, 2013

We do not believe that splitting the company in two, as the activist Elliott Management envisions, is the way to go. We buy into the notion that Hess should use its internationally generated cash flow to develop its Utica and Bakken acreage.

• — Credit Agricole, March 26, 2013

Given recent outperformance, valuation has improved. After outperforming 29% YTD, HES trades at 4.8x 2014e DACF (pro forma all announced asset sales) vs. the group at 5.1x. Going forward, we believe attention will shift to execution and potential expansion of the announced divestiture program.

• — Morgan Stanley, March 18, 2013

Research Analysts Support Hess’ Transformation… And Reject Elliott’s Plan

A potential Bakken spinoff would destroy future value and create tax and operational inefficiencies.

— Oppenheimer, March 13, 2013

More Value In The Whole. Our view is that given the tax leakage that would likely occur in the sale of the Bakken assets and the funding challenge that would occur for the international assets as a standalone operation negates much of the upside for a quick liquidation of the company.

— Wells Fargo, March 12, 2013

The new model will lead to greater success in E&P in our view, with improved performance in the equity market considered likely as well.

— ISI, March 11, 2013

HES presented a robust, multi-pronged strategy to accelerate its pure-play E&P transformation on Monday. We view the company’s proactive stance and exceptional clarity with its investor base as a major blow to activist claims.

— Capital One, March 6, 2013

HES has nominated six new members to join its board of directors. Four of these members possess extensive energy experience and three of them have direct experience in oil and gas production.

— Wells Fargo, March 4, 2013

None of the Hess directors are tethered to Elliott’s unusual compensation scheme or flawed agenda

HESS’ ASSESSMENT OF ELLIOTT’S “RECOMMENDATIONS”

Elliott Management’s “Recommendations”

Are Flawed and Irrelevant

Elliott’s Central Thesis Facts

Deeply flawed idea that undermines the prospect of future value by breaking the Company into two pieces with

Immediately break the inadequate capital structures to support future growth

Company in two Ignores tax considerations and includes flawed valuation assumptions

Hess – and a number of sell-side analysts – believe that Elliott’s central thesis will destroy real shareholder value

Elliott’s Other Facts

“Recommendations”

Irrelevant in light of Hess’ strategic transformation, including recent announcements, to focus its portfolio on higher growth, lower risk assets

Focus portfolio • Multi-billion dollar non-core E&P asset divestiture program well underway and realizing value, with additional assets to be sold

• Hess completely exiting downstream businesses

Irrelevant and ignores facts related to cost leadership in Bakken and reductions to capital and exploration spending

• Total capital spending has already been reduced by 17% in 2013 and is continuing to be reduced

Instill capital and • Exploration spending has already been reduced by 29% in 2013

• Drilling and completion costs in the Bakken have been reduced in excess of 30% and are continuing to be operational discipline reduced

• We are one of the most efficient operators in the Bakken

• Hess Bakken wells had an average 85% participation rate in 2012

Hess’ management and Board of Directors were responsible for building the Company’s world class asset portfolio that is

Elect 5 dissident now delivering value to shareholders

nominees to the Hess has proposed six new independent Directors with the right mix of corporate leadership, operational and financial

Hess Board expertise, and top level E&P experience – a best-in-class slate of Directors

None of our Directors are tethered to Singer’s unusual compensation scheme and flawed agenda

We think Elliott’s entry into HES is a bit late as HES is already well underway in executing a successful transformation strategy.

— Capital One, January 30, 2013

Elliott’s Central Thesis Ignores Key Issues and is

Based on Flawed Assumptions

Paul Singer plans to immediately break Hess into two pieces, the U.S. unconventional resource spin entity, “ResourceCo,” and the remaining Hess assets, “InternationalCo,” both of which we believe would have higher financing costs and limited financial flexibility

Due to the 3-4 year cash flow deficit that Singer’s ResourceCo would incur, the spun out entity

IGNORES would not be able to assume any of Hess’ existing debt. Even without any initial debt, Singer’s

FINANCING ResourceCo would likely be a sub-investment grade credit with limited stand-alone debt capacity.

IMPLICATIONS As a result, ResourceCo’s ability to fund growth in the Bakken and hence realize future value for

Hess shareholders would be harmed

If Singer’s ResourceCo were to be spun debt free, Singer’s InternationalCo would be forced to assume all of Hess’ existing debt and therefore restrict InternationalCo’s financial flexibility, future growth rate, and ability to return cash to shareholders

Paul Singer ignores the tax consequences of separating Hess into Singer’s ResourceCo and

InternationalCo

• Bakken capital spending generates substantial excess tax deductions that are used to offset

IGNORES TAX taxable income generated by other U.S. assets

CONSEQUENCES • Singer’s ResourceCo would be generating unused tax deductions and InternationalCo would be paying taxes on otherwise shielded income

• Singer’s InternationalCo would remain a U.S. domiciled entity with a majority of cash flow generated from foreign assets, reducing the tax efficiency of funding growth and returning cash to shareholders

Energy companies often have unproved resources and assets that haven’t yet realized their value, and trying to split up a company like Hess would be a mistake in the long run. It makes no sense. It’s cutting your nose to spite your face. You don’t gain anything by doing that.

— Fadel Gheit, Oppenheimer “Activist Investor Elliott Management Seeking to Remake Hess”, Dow Jones, January 29, 2013

Elliott’s Central Thesis Ignores Key Issues and is

Based on Flawed Assumptions

We believe the Net Asset Valuation assumptions used by Singer to justify a break-up are not analytically sound. Singer’s target price objective of $126 / share is premised on achieving and sustaining significant multiple expansion for both Singer’s ResourceCo and for Singer’s

InternationalCo

FLAWED VALUATION • Singer ignores the recent trend in valuation multiples for pure play Bakken companies, which

ASSUMPTIONS calls into question the ability of Singer’s ResourceCo to achieve meaningful multiple expansion

• Elliott assumes Singer’s InternationalCo achieves a “premium multiple” despite being a more highly levered, less tax efficient company with slower growth

• We believe that the financing implications of separating Hess into Singer’s ResourceCo and

InternationalCo could harm the ability for both entities to fund the growth required to maintain current, more normalized peer group valuations

“International Remainco” may trade on a low multiple.

— Credit Suisse, January 29, 2013

…We’d note that HES’ Bakken assets are partly dependent on other parts of its portfolio to fund its growth program, while also providing steady, predictable growth to counterbalance the lumpy less predictable growth associated with its offshore assets.

— UBS, January 30, 2013

Elliott Overstates its Valuation Case by Focusing on Historical Versus Forward-Looking Multiples

Valuation multiples are typically inflated at the start of growth cycles…

Elliott’s Bakken Peers

Historical 1 yr Forward EV / EBITDA Multiples

15.0x

12.1x

9.2x

8.4x

Elliott’s

Bakken

Valuation EV / EBITDA

Multiple

2010 Avg. 2011 Avg. 2012 Avg.

…but valuation multiples normalize as growth cycles mature

Elliott’s Bakken Peers

Current Forward EV / EBITDA Multiples

6.0x

4.5x

EV/2013 EBITDA EV/2014E EBITDA

In our opinion, the biggest valuation disconnect is the credit Hess receives for the Bakken relative to its peers in the play. We see this valuation gap narrowing as HES executes in the Bakken.

— Morgan Stanley, January 30, 2013

Source: Bloomberg, IBES. Market data as of 01-Mar-2013.

Note: Elliott’s Bakken Peers include: CLR, OAS, and KOG. EV / EBITDA multiples of greater than 25.0x excluded from 2010-2012 averages.

Third Parties Agree that Elliott’s

Central Thesis Does Not Work

As the industry shifted to develop the Bakken in earnest, Hess moved quickly to cement its position. Using the strength of cash flows from the international business that is the anchor of an investment grade credit rating, Hess had the firepower to secure twin acquisition of American Oil and Gas, Tracker resources and Marquette exploration (Utica) that now constitute the core assets in its unconventional portfolio. Without the international business potential for any further acquisitions would have been muted in our view, as it would not have had the firepower to secure the footprint that has anchored our investment case. Put simply the International business enabled what Hess is essentially the core of its investment case today.

— Bank of America Merrill Lynch, January 31, 2013

It is also important to point out that there are serious practical consequences for divesting (even in part) the company’s fastest-growing asset. The “stub” (i.e., the remainder of Hess’s upstream portfolio) would become a much less appealing business, with a short reserve life, slim visibility on growth (it would be almost entirely exploration-centric), and a very high tax burden due to the overseas overweight.

— Raymond James, January 30, 2013

Elliott’s Director Bonus Scheme: Undermining Director

Independence and Creating a Two-Tiered Board

Independent Governance Experts Believe Elliott’s Director Bonus Scheme Creates a Separate Director Class Tied to a

Single Shareholder, Incentivized to Forgo Long-Term Value for Short-Term Gains, and Prone to Excessive Risk Taking

It’s highly unusual to incent directors other than through ownership. Specific payments to them by specific shareholders for the achievement of specific goals would align their interest with that particular shareholder’s goals as opposed to the interests of all.

— Charles Elson, Bloomberg, March 26, 2013

There is no doubt that this kind of pay arrangement sets up two classes of directors doing the same job but being paid very different amounts. It could not only create resentment, but disagreement over the path of the company.

— Steven Davidoff, Dealbook, April 2, 2013

“Absent additional compensation for rendering additional services, we believe that all directors should receive the same compensation. While shareholders hold stock with an interest in seeing price appreciation, this compensation system could give the appearance that certain directors are making decisions in their own best interest rather than in the best long-run interest of the company.”

— Phil Weiss, Argus, March 27, 2013

Hess Has Been Aggressively Focusing its Portfolio Since 2010

UPSTREAM DOWNSTREAM

Asset sales ($1.7 billion) Closed HOVENSA joint venture

• Jambi Merang (Indonesia) refinery in St. Croix, U.S. Virgin

PHASE I • Central & Southern North Sea gas Islands

(2010 – JUL 24, 2012) assets, Cook & Maclure, Bittern /

Triton & Schiehallion fields (UK)

• Snorre & Snohvit fields (Norway)

Sales agreements reached / Closed Port Reading refinery in

completed ($1.5 billion) New Jersey

PHASE II • Beryl (UK) Sale in progress

(JUL 25, 2012 – MAR 3, 2013) • ACG/BTC (Azerbaijan) • Terminal network

Sales in progress

• Eagle Ford (U.S.)

• Samara Nafta (Russia)

Further asset sales Exit Downstream

• Sinphuhorm field (Thailand) • Retail (1,361 gas stations and

PHASE III • Pailin field (Thailand) convenience stores)

(MAR 4, 2013 – 2015) • Natuna field (Indonesia) • Energy marketing (incl. power

• Pangkah field (Indonesia) plants)

Monetize Bakken midstream • Energy trading (Hetco)

Hess Has Been Aggressively Cutting Capital

Spending…With More to Come in 2014

We are transitioning from a period of intense investment in our high return assets to one of increasing production yield and positive cash generation

We are substantially reducing our capital and exploration spending

2013 upstream capital expenditures reduced by 17%

2013 exploration spending reduced by 29%

Bakken expenditures are expected to be $2.2 billion in 2013 versus $3.1 billion in 2012, a 29% decrease

Additional reductions in capital and exploratory expenditures are planned for 2014

Additional cost reduction program underway

Total Upstream Capital¹

Peak Bakken Capex

$7.3 bn 49% 51%

$8.1 bn

51%

49%

$6.7 bn 60% 40%

(17)%

2011A 2012A 2013E

Unconventionals

Other Upstream

Exploration Capital2

$890 mm

$770 mm

$550 mm

(29)%

2011A 2012A 2013E

¹ Pro forma for all announced asset sales, 2013B upstream capital expenditures expected to be $6.2 billion.

2 Excludes exploration capital for unconventional assets.

Hess is an Efficient Operator and Partner of Choice in the Bakken

HESS

- **Efficient Bakken operator**
  - Our Bakken well drilling and completion costs are below or in line with our peers
  - We expect further cost efficiencies to result from our shift to pad drilling

Q4 2012 Bakken Well Costs ($mm / Well)


$ 10.0
$ 9.4
$ 9.0
Proxy Peers
Bakken
Pure Play Peers
Hess

- **High peer participation rates in Hess wells**
  - Bakken wells had 85% average participation rate in 2012

2012 Well Participation Rates


100 %
80 %
60 %
40 %
20 %
0 %
Average: 85%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

- **Exceptional Bakken well performance**
  - Hess completed 10 of the top 25 highest 30-day initial production rate wells in 2012, including 3 of the top 5 wells

> ***Bakken well costs continue to trend lower and we have greater confidence Hess can hit capex guidance.***
>
> —Morgan Stanley, January 30, 2013

Source: Bakken drilling and completion cost data for Hess represents actual Q4 2012 drilling and completion costs per well. Peer costs represent peer estimated Q4 2012 pre-drill costs provided to Hess for wells where Hess has an ownership interest but is not an operator. Peer groups based on a weighted average of well costs based on total number of wells balloted. Proxy Peers include XOM/XTO, STL/BEXP, COP, OXY, and EOG. Bakken Pure Play Peers include CLR, OAS, and KOG.

32

Hess: 17 Year Outperformance vs. S&P 500

S&P 500 vs. Hess Aggregate Performance Over John Hess' Tenure



900%
800%
700%
600%
500%
400%
300%
200%
100%
0%
Total Shareholder Return
May-1995
Apr-1998
Apr-2001
Apr-2004
Apr-2007
Mar-2010
Mar-2013
HES: 397%
S&P 500 Performance: 321%

Elliott's Claim	Facts

Hess has underperformed over John Hess' tenure	▪ Over John Hess' tenure, the Company
	  ▪ Delivered total returns of nearly 400%
	  ▪ Outperformed S&P 500 by over 75%
	▪ Consistent with its pattern of distortion, Elliott's stock price charts include comparisons of Hess' performance to pure play E&P companies – despite the fact that Hess operated as an integrated company for most of the periods covered by Singer's charts
	  ▪ Hess has outperformed its integrated proxy peers by nearly 200% over the past decade and in excess of 20% over the past year

33

Source: Bloomberg as of March 28, 2013
Note: Integrated proxy peers include BP, CVX, XOM, RDS, STL, and TOT.

The Right Directors and the Right Governance to Lead the Transformed Hess

Hess’ management and Board of Directors have built the Company’s world class asset portfolio and led the strategic transformation that has been delivering shareholder value

In August of 2012, we met with an independent search firm to help us identify new candidates in anticipation of upcoming vacancies on our Board

We have identified six outstanding new independent Directors who believe in the value creation opportunities of the transformed Hess

These individuals have held senior leadership positions at some of the world’s largest companies including Royal Dutch Shell, BP, ConocoPhillips, GE, CBS / Viacom, and Deloitte

As a result of the proposed changes, 13 of the 14 Directors will be independent

None of the Hess Directors are tethered to Elliott’s unusual compensation scheme and flawed agenda

We also have taken the following actions to enhance our corporate governance

Formally adopting a lead independent director position with enhanced duties

Appointing John H. Mullin III as the new lead independent Director

Adopting a mandatory director retirement policy

Naming new chairpersons for each Board committee

DELIVERING SHAREHOLDER VALUE

APRIL 2013